SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                               _________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               _________________


                         Date of Report: May 13, 2004
                       (Date of earliest event reported)


                           Stillwater Mining Company
              (Exact Name of Registrant as Specified in Charter)


        Delaware                         0-7704                   13-1681234
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
      Incorporation)                                           Identification
                                                                        No.)


                 536 East Pike Avenue, Columbus, Montana 59019
                   (Address of Principal Executive Offices)


                                (406) 322-8700
             (Registrant's telephone number, including area code)


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Item  5. Other Events and Required FD Disclosure.

         As disclosed previously by Stillwater Mining Company (the "Company") in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, the Company is currently seeking to retire and replace its existing bank credit facilities. The proposed refinancing is expected to include a five-year revolving credit line of approximately $40 million and a six-year term debt facility of approximately $140 million. The proceeds would be used to repay the Company's outstanding bank debt and for general corporate purposes. As currently proposed, in addition to scheduled quarterly debt payments a portion of the proceeds from palladium sales from inventory and of certain defined "excess cash flows" would be applied as prepayments against the outstanding debt.

         On May 11, 2004, the Company signed a confidential commitment letter with TD Securities (USA) Inc. and Toronto Dominion (Texas), Inc. appointing Toronto Dominion (Texas), Inc. as the administrative agent and TD Securities
(USA) Inc. as lead arranger for this refinancing. Although the Company is seeking to retire and replace its current credit facilities, the Company cannot assure that it will be successful in doing so.

         As part of this refinancing effort, the Company was required to secure a prospective credit rating from a major credit rating agency for the proposed new debt facilities. Moody's Investors Service and Standard & Poor's Rating Services have recently issued press releases announcing their rating decisions. The full text of these press releases is available from the respective rating agencies.

         On May 13, 2004, Moody's Investors Service downgraded the Company's senior implied rating to Ba3 from Ba2 and its industrial revenue bonds to B1 from Ba3. At the same time, Moody's assigned a (P)Ba3 rating to the Company's proposed secured credit facilities. The rating outlook is stable. Moody's prospective rating on the two new bank facilities is contingent upon receipt and satisfactory review of final documentation.

         On May 14, 2004, Standard & Poor's Rating Services assigned its 'BB' bank loan rating and its '1' recovery rating to the Company's proposed $180 million senior secured credit facility and placed them on CreditWatch with negative implications. The CreditWatch action on the bank loan rating reflects uncertainty over the final terms and conditions of the proposed credit facility. At the same time, Standard & Poor's affirmed its 'BB-' corporate credit rating and all other ratings on the Company. The outlook is stable. The 'BB' bank loan rating, which is one notch above the corporate credit rating, and the '1' recovery rating indicate the likelihood of a full recovery of principal in the event of a default.

Forward-Looking Statements

         Some statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, financing needs and the terms of future credit facilities. Additional information regarding factors which could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2003 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.


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                                   SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         STILLWATER MINING COMPANY


Date: May 18, 2004                       By:  /s/ John R. Stark
                                              ----------------------------
                                              Name:   John R. Stark
                                              Title:  Vice President,
                                                      Secretary and General
                                                      Counsel